UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/24/2009

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

This Form 8-K/A amends and supplements the Current Report on Form 8-K, dated November 24, 2009, filed by the Registrant on November 27, 2009 (the "Original Filing"). Except as expressly stated herein and for the revised Exhibit 10.2, there are no other changes to the Original Filing.

1. The number of shares of Schneider common stock subject to Schneider Warrants is amended to 10.7 million (from 8.6 million in the Original Filing) and the number of shares of Quantum common stock that will be reserved for issuance upon exercise of the Replacement Warrants is amended to 2.5 million (from 2.0 million in the Original Filing).

2. The disclosure regarding the Lender's right to demand payment under the Consent Fee Promissory Note is amended to state that the Lender cannot make demand during the period from July 1, 2010 to March 31, 2011 unless the VWAP Price is at least $0.50 at the time demand for payment is made. The Original Filing stated that the Lender could make demand at any time after July 1, 2010. The revised version of the Consent Fee Promissory Note is attached hereto as Exhibit 10.2 and the foregoing description of the Lender's right to demand payment is qualified by reference to the completed terms of the revised Consent Fee Promissory Note.

Item 9.01.    Financial Statements and Exhibits

Item 9.01 of the Original Filing is amended by attaching the revised version of the Consent Fee Promissory Note.

10.2 Consent Fee Promissory Note dated November 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: December 04, 2009	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.2	Consent Fee Promissory Note Dated November 24, 2009